Exhibit 99.(i)(2)

One Bush Street
Suite 1600
San Francisco, CA 94104-4446
+1 415 262 4500 Main
+1 415 262 4555 Fax
www.dechert.com

January 28, 2020

FPA Paramount Fund, Inc.

11601 Wilshire Blvd., Ste. 1200

Los Angeles, California 90025

Re:          FPA Paramount Fund, Inc. (the “Registrant”)
(File Nos. 2-14660 and 811-852)

Ladies and Gentleman:

We hereby consent to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 89 to the Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”).  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Dechert LLP

Dechert LLP